As filed with the Securities and Exchange Commission on February 4, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

TERRA INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Maryland (State of Incorporation)	52-1145429 (I.R.S. Employer Identification No.)

Terra Centre
600 Fourth Street
P.O. Box 6000
Sioux City, Iowa 51102
(Address of principal executive offices) (Zip Code)
__________________

Terra Industries Inc. 2007 Omnibus Incentive Compensation Plan
(Full title of the Plan)
__________________

John W. Huey
Vice President, General Counsel and Corporate Secretary
Terra Industries Inc.
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102
(712) 277-1340
(Name, address and telephone number, including area code, of agent for service)
__________________

Copy to:

Timothy G. Massad, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza, 825 Eighth Avenue
New York, New York 10019
(212) 474-1154

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, without par value	3,500,000 shares	$43.52	$152,320,000	$5,986.18

(1)  In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s common shares, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)  Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average high and low prices of the Registrant’s common shares on January 31, 2008, as reported on the New York Stock Exchange which was $43.52 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.     Plan Information

The documents containing the information specified in Part I will be delivered to participants in the plan covered by this Registration Statement, in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (“Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.     Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), any other document required to be delivered to eligible participants pursuant to Rule 428(b) or additional information about the Terra Industries Inc. 2007 Omnibus Incentive Compensation Plan is available without charge by contacting:

Terra Industries Inc.
600 Fourth Street
P.O. Box 6000
Sioux City, Iowa 51102
Attn: Chief Financial Officer

Telephone Number: 712-277-1340

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and all future filings made with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (other than current reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits furnished with such information), until such time as this Registration Statement is no longer in effect:

(a) our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2006;

(b) our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2007, June 30, 2007 and March 31, 2007 and Current Reports on Form 8-K filed on January 10, 2008, January 8, 2008, November 1, 2007, October 1, 2007, September 20, 2007 as amended by the Form 8-K/A filed on November 30, 2007, July 31, 2007, July 23, 2007, July 12, 2007, May 11, 2007, March 12, 2007, February 6, 2007, January 30, 2007, January 29, 2007, January 26, 2007, January 25, 2007 and January 11, 2007; and

(c) the description of our common shares contained in our Registration Statement on Form 8-A dated May 8, 1988, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

As permitted by the Maryland General Corporation Law (“MGCL”), Article SEVENTH, Paragraph (8) of the Registrant’s charter provides for indemnification of directors and officers of the Registrant as follows:

The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law;

The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful. The Registrant also maintains directors and officers liability insurance.

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Registrant’s charter contains a provision providing for elimination of the liability of its directors or officers to the Registrant or its stockholders for money damages to the fullest extent permitted by Maryland law.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

Exhibit Number	Description of Exhibit
4.1.1
Articles of Restatement of Terra Industries Inc. filed with the State Department of Assessments and Taxation of Maryland on August 3, 2005, restating the Charter of Terra Industries Inc., filed as Exhibit 3.1 to Terra Industries Inc.’s August 4, 2005 Form 8-K, are incorporated herein by reference.

4.1.2	Amended and Restated By-Laws of Terra Industries Inc., effective as of August 3, 2005, filed as Exhibit 3.2 to Terra Industries Inc.’s August 4, 2005 Form 8-K, are incorporated herein by reference.
4.3
Terra Industries Inc. 2007 Omnibus Incentive Compensation Plan, filed as Appendix A to Terra Industries Inc.’s Notice of Annual Meeting and Proxy Statement dated March 22, 2007, is incorporated herein by reference.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll LLP with respect to the issuance of the common shares being registered hereby.
23.1	Consent of Ballard Spahr Andrews & Ingersoll LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24	Power of Attorney (included in signature page to the Registration Statement).

Item 9.     Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)  That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)  That, for the purpose of determining  liability of the Registrant under the  Securities Act of 1933 to any purchaser in the initial distribution of thesecurities:

The  Registrant   undertakes  that  in  a  primary   offering  of securities  of  the  Registrant  pursuant  to  this  Registration Statement, regardless of the underwriting method used to sell the securities to the  purchaser,  if the  securities  are offered or sold  to  such  purchaser  by  means  of  any  of  the  following communications,  the

Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 pursuant to the Securities Act;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on this day of February 4,2008.

TERRA INDUSTRIES INC.

by	/s/ Daniel D. Greenwell
Name: Daniel D. Greenwell
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel D. Greenwell and John W. Huey, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Henry R. Slack	Chairman of the Board	February 4, 2008
Henry R. Slack

/s/ Michael L. Bennett	Director, President and Chief Executive	February 4, 2008
Michael L. Bennett	Officer (Principal Executive Officer)

/s/ Daniel D. Greenwell	Senior Vice President and Chief	February 4, 2008
Daniel D. Greenwell	Financial Officer (Principal Financial Officer)

/s/ Brian K. Frantum	Vice President and Controller	February 4, 2008
Brian K. Frantum

/s/ David E. Fisher	Director	February 4, 2008
David E. Fisher

/s/ Dod A. Fraser	Director	February 4, 2008
Dod A. Fraser

/s/ Martha O. Hesse	Director	February 4, 2008
Martha O. Hesse

Signatures	Title	Date

/s/ Peter S. Janson	Director	February 4, 2008
Peter S. Janson

/s/ James R. Kroner	Director	February 4, 2008
James R. Kroner

/s/ Dennis McGlone	Director	February 4, 2008
Dennis McGlone

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1.1
Articles of Restatement of Terra Industries Inc. filed with the State Department of Assessments and Taxation of Maryland on August 3, 2005, restating the Charter of Terra Industries Inc., filed as Exhibit 3.1 to Terra Industries Inc.’s August 4, 2005 Form 8-K, are incorporated herein by reference.

4.1.2	Amended and Restated By-Laws of Terra Industries Inc., effective as of August 3, 2005, filed as Exhibit 3.2 to Terra Industries Inc.’s August 4, 2005 Form 8-K, are incorporated herein by reference
4.3
Terra Industries Inc. 2007 Omnibus Incentive Compensation Plan, filed as Appendix A to Terra Industries Inc.’s Notice of Annual Meeting and Proxy Statement dated March 22, 2007, is incorporated herein by reference.

5.1	Opinion of Ballard Spahr Andrews & Ingersoll LLP with respect to the issuance of the common shares being registered hereby.
23.1	Consent of Ballard Spahr Andrews & Ingersoll LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24	Power of Attorney (included in signature page to the Registration Statement).